As filed with the Securities and Exchange Commission on September 15, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMSYS IT PARTNERS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1930691
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4400 Post Oak Parkway, Suite 1800
Houston, TX 77027
(713) 386-1400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Ken R. Bramlett, Jr.
Senior Vice President, General Counsel and Corporate Secretary
COMSYS IT Partners, Inc.
4400 Post Oak Parkway, Suite 1800
Houston, TX 77027
(713) 386-1400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Seth R. Molay, P.C.
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, TX 75201
(214) 969-2800

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)(2)	Price per Unit(2)	Offering Price(2)(3)	Fee(3)(4)
Primary Offering
Debt securities(5)
Preferred stock, par value $0.01 per share(6)
Common stock, par value $0.01 per share(7)
Total Primary Offering			$40,000,000	$4,280
Secondary Offering
Common stock, par value $0.01 per share	2,160,493		$34,999,987	$3,745
Total			$74,999,987	$8,025	(4)

(1)	There are being registered an indeterminate principal amount or number of debt securities, preferred stock and common stock as shall have an aggregate offering price not to exceed $40,000,000. In addition, up to 2,160,493 shares of our common stock may be sold from time to time pursuant to this Registration Statement by the selling stockholders. This Registration Statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	With respect to the primary offering and pursuant to General Instruction II.D of Form S-3, the amount of securities to be registered for each class of securities, the proposed maximum offering price per unit for each class of securities and the proposed aggregate offering price of each class of securities are not specified.

(3)	With respect to securities to be offered for sale by the Registrant in the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act. With respect to shares of our common stock to be offered for resale by the selling stockholders in the secondary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act based on the average of the high and low prices reported for the Registrant’s common stock traded on The NASDAQ Global Market on September 12, 2006.

(4)	In accordance with Rule 457(p), the filing fee has been reduced by offsetting $823.90 in fees associated with unsold securities under Registrant’s Registration Statement No. 333-123818, initially filed with the Securities and Exchange Commission on April 4, 2005 and subsequently amended on May 11, 2005, December 6, 2005 and December 15, 2005, which was declared effective on December 21, 2005, against the total filing fee due for this Registration Statement. Accordingly, a net filing fee of $7,201.10 is due in connection with the filing of this Registration Statement. The prospectus filed with this Registration Statement relates only to this Registration Statement and not to any previous Registration Statement.

(5)	For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

(6)	Such indeterminate number of shares of preferred stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, preferred stock.

(7)	In addition to common stock that may be offered for cash, the Registrant is registering hereunder such indeterminate number of shares of common stock as may be issuable upon conversion of the debt securities or preferred stock being registered hereunder to the extent any of such debt securities or preferred stock are by their terms convertible into common stock.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2006

PROSPECTUS

COMSYS IT PARTNERS, INC.

$40,000,000

Common Stock
Preferred Stock
Debt Securities

2,160,493 Shares of Common Stock
Offered by
the Selling Stockholders

We may from time to time offer and sell shares of our common stock, shares of our preferred stock and debt securities that have an aggregate initial offering price of up to $40,000,000 in one or more offerings. We may offer these securities separately or together in any combination and as separate series. This prospectus provides you with a general description of the securities we may offer. Each time we sell shares of our common stock, shares of our preferred stock or debt securities, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in the securities.

In addition, certain selling stockholders may sell up to a total of 2,160,493 shares of our common stock from time to time under this prospectus and any prospectus supplement. In the prospectus supplement relating to any sales by the selling stockholders, we will, among other things, identify such selling stockholders and set forth the number of shares of our common stock that the selling stockholders will be selling. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3.

Our common stock is traded on The NASDAQ Global Market under the symbol “CITP.” The last reported sale price of our common stock on The NASDAQ Global Market on September 14, 2006 was $16.15 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC. Under this registration statement, we may sell up to a total dollar amount of $40,000,000 of any combination of the securities described in this prospectus from time to time and in one or more offerings, and the selling stockholders may, from time to time, sell up to 2,160,493 shares of common stock in one or more offerings. Each time we or the selling stockholders sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing the securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading “Information Incorporated by Reference.” We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are only offering the securities in states where offers are permitted. You should not assume that the information appearing in this prospectus or any prospectus supplement is accurate at any date other than the date indicated on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

When used in this prospectus or in any supplement to this prospectus, the terms “COMSYS,” the “Company,” “we,” “our” and “us” refer to COMSYS IT Partners, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Except as otherwise specified, references to “Old COMSYS” are to COMSYS Holding, Inc., its subsidiaries and their respective predecessors prior to its merger with VTP, Inc., a wholly owned subsidiary of Venturi Partners, Inc., on September 30, 2004, which we refer to as the merger. In connection with the merger, Venturi Partners, Inc. changed its name to “COMSYS IT Partners, Inc.” Since former Old COMSYS stockholders owned a majority of our common stock upon consummation of the merger, Old COMSYS is deemed the acquirer of Venturi for accounting and financial reporting purposes. References to “Venturi” are to Venturi Partners, Inc., its subsidiaries and their respective predecessors prior to the merger, except those subsidiaries relating to Venturi’s commercial staffing business, which were sold on September 30, 2004.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or buy only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus and any prospectus supplement, including information incorporated by reference, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in, or incorporated into, this prospectus or any prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

ii

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on market conditions known to us at the time such estimates and assumptions are made and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, including:

•	our success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•	our ability to shift a larger percentage of our business mix into IT solutions and project management and, if successful, our ability to manage those types of business profitably;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	our ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the impact of competitive pressures on our ability to maintain or improve our operating margins, including any change in the demand for our services;

•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;

•	increases in employment-related costs such as healthcare and unemployment taxes;

•	the possibility of our incurring liability for the activities of our billable consultants or for events impacting our billable consultants on clients’ premises;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the risk that further cost cutting or restructuring activities could cause an adverse impact on certain of our operations;

•	economic declines that affect our business, including its profitability or liquidity or our ability to comply with our loan covenants;

•	adverse changes in credit and capital markets conditions that may affect our ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect our assessment of our ability to fully recover our goodwill; and

•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase our costs of doing business.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in, or incorporated by reference into, this prospectus or any prospectus supplement are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in this section, the “Risk Factors” section and elsewhere in this prospectus, or incorporated by reference into this prospectus. All forward-looking statements speak only as of the date on which they are made. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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ABOUT COMSYS

Company Overview

We are a leading information technology, or IT, services company that provides a full range of specialized staffing and project implementation services and products. We have a coast-to-coast presence in the United States, with 43 offices in 26 states, and we also have offices in Canada and in the United Kingdom. As of July 2, 2006, we engaged approximately 5,200 consultants. We have over 400 corporate and government clients, including some of the largest users of IT services in the United States. Our customer base includes approximately 30% of the Fortune 500 companies and approximately 66% of the Fortune 50 companies. We are headquartered in Houston, Texas.

Our core business is providing IT staffing and consulting services. We also strive to differentiate ourselves from our competitors by offering additional services that complement our core services, including vendor management, project solutions focused on a number of specialty practice areas and permanent placement of IT professionals.

IT Staffing Services

We provide a wide range of IT staffing services to companies in diversified vertical markets, including financial services, telecommunications, manufacturing, information technology, federal, state and local government, pharmaceutical, transportation and health care. We deliver qualified consultants and project managers for contract assignments and full-time employment across most technology disciplines. In light of the time and location sensitive nature of our core IT staffing services, offshore application development and maintenance centers have not proven critical to our operations or our competitive position.

Our staffing services are generally provided on a time-and-materials basis, meaning that we bill our clients for the number of hours worked in providing services to the client. Hourly bill rates are typically determined based on the level of skill and experience of the consultants assigned and the supply and demand in the current market for those qualifications. Alternatively, the bill rates for some assignments are based on a mark-up over compensation and other direct and indirect costs. Assignments generally range from 30 days to over a year, with an average duration of five months. Certain of our contracts are awarded on the basis of competitive proposals, which can be periodically re-bid by the client.

We maintain a variable cost model in which we compensate most of our consultants only for those hours that we bill to our clients. The consultants who perform IT services for our clients consist of our consultant employees as well as independent contractors and subcontractors. With respect to our consultant employees, we are responsible for all employment-related costs, including medical and health care costs, workers’ compensation and federal social security and state unemployment taxes.

Vendor Management Services

Vendor management services, or VMS, are services that allow clients to automate and manage their procurement of and expenditures for temporary IT, clerical, finance and accounting, and light industrial personnel. The largest users of contingent workers may rely on dozens of suppliers to meet their labor needs. VMS provides a mechanism for clients to reduce their expenditures for temporary personnel services by consolidating management of the contracting processes, standardizing pay rates for similar positions and reducing the number of suppliers providing these services. VMS gives our clients the ability to leverage their purchasing power for these temporary personnel services by standardizing their requisition, contract and procurement processes. Clients also benefit from contracting with only one supplier, receiving a consolidated invoice and having a single point of contact while retaining access to a full range of resources offered by a diverse portfolio of suppliers.

We operate VMS under the brand name vWorxsm. vWorxsm provides a structured approach consisting of process management and a web-based software tool to quantify, rationalize and monitor the expenditures that a client makes for its contracted services. We use third-party software products and a proprietary software program to provide our VMS. Our VMS implementation processes have been ISO 9001:2000 certified, which means that our processes comply with a comprehensive set of international quality standards. We believe that we are one of the few companies in our industry providing vendor management services to have this ISO certification.

Project Solutions

As an extension of our underlying core competency in IT staffing and consulting services, we offer our clients specialized project services that include project managers, project teams and turn-key deliverable-based solutions in application development, application integration and re-engineering, application maintenance and application testing practice areas. We have a number of specialty practice areas, including business intelligence, statistical analysis applications (SAS), enterprise resource applications (ERP), infrastructure data solutions and globalization and localization services. We provide these solutions through a defined IT implementation methodology. We deliver these solutions through teams deployed at a client’s site, offsite at our development centers located in Kalamazoo, Michigan, Richmond, Virginia, Somerset, New Jersey and Portland, Oregon and, through a strategic alliance, offshore at technology centers located in India. Most of our project solutions work is also on a time-and-materials basis, but we do provide services from time to time on a fixed-price basis.

Permanent Placement

We also assist our clients in locating IT professionals for full-time positions within their organizations. We assist in recruitment efforts and screening potential hires. If a customer hires our candidate, we are generally compensated based on a percentage of the candidate’s first year cash compensation. Billing is contingent on our filling the position and our fees are often subject to a 90-day guarantee period.

RISK FACTORS

You should consider carefully the risks described below and elsewhere in this prospectus and the information under “Special Note Regarding Forward-Looking Statements,” together with any added, updated or changed information included in applicable prospectus supplements and in our reports filed with the SEC that are incorporated by reference into this prospectus before you decide to buy the securities. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties. The risks and uncertainties described below are not the only ones we face. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the value of the securities could fall and you may lose all or part of your investment.

Risks Relating to Our Business

We compete in a highly competitive market with limited barriers to entry and significant pricing pressures. There can be no assurance that we will continue to successfully compete.

The U.S. IT staffing services market is highly competitive and fragmented. We compete in national, regional and local markets with full-service and specialized staffing agencies, systems integrators, computer systems consultants, search firms and other providers of staffing services. Although the majority of our competitors are smaller than we are, a number of competitors have greater marketing and financial resources than us. In addition, there are relatively few barriers to entry into our markets and we have faced, and expect to continue to face, competition from new entrants into our markets. We expect that the level of competition will remain high in the future, which could limit our ability to maintain or increase our market share or maintain or increase gross margins, either of which could have a material adverse effect on our financial condition and results of operations. In addition, from time to time we experience pressure from our clients to reduce price levels, and during these periods we may face increased competitive pricing pressures. Competition may also affect our ability to recruit the personnel necessary to fill our clients’ needs. We also face the risk that certain of our current and prospective clients will decide to provide similar services internally. There can be no assurance that we will continue to successfully compete.

Any economic downturn, or the perception that such a downturn is possible, may cause our revenues to decline and may adversely affect our results of operations, cash flows and financial condition.

Our results of operations are affected by the level of business activity of our clients, which in turn is affected by local, regional and global economic conditions. Since demand for staffing services is sensitive to changes, as well as perceived changes, in the level of economic activity, our business may suffer during economic downturns. As economic activity slows down, or companies believe that a decline in economic activity is possible, companies frequently cancel, reduce or defer capital investments in new technology systems and platforms and tend to reduce their use of temporary employees and permanent placement services before undertaking layoffs of their regular employees, resulting in decreased demand for staffing services. Also, as businesses reduce their hiring of permanent employees, revenue from our permanent placement services is adversely affected. As a result, any significant economic downturn, or the perception that a downturn is possible, could reduce our revenues and adversely affect our results of operations, cash flow and financial condition.

Our profitability will suffer if we are not able to maintain current levels of billable hours and bill rates and control our costs.

Our profit margins, and therefore our profitability, are largely dependent on the number of hours billed for our services, utilization rates, the bill rates we charge for these services and the pay rates of our consultants. Accordingly, if we are unable to maintain these amounts at current levels, our profit margin and our profitability will suffer. Our bill rates are affected by a number of considerations, including:

•	our clients’ perception of our ability to add value through our services;

•	competition, including pricing policies of our competitors; and

•	general economic conditions.

Our billable hours are affected by various factors, including:

•	the demand for IT staffing services;

•	the number of billing days in any period;

•	the quality and scope of our services;

•	seasonal trends, primarily as a result of holidays, vacations and inclement weather;

•	our ability to recruit new consultants to fill open orders;

•	our ability to transition consultants from completed assignments to new engagements;

•	our ability to forecast demand for our services and thereby maintain an appropriately balanced and sized workforce; and

•	our ability to manage consultant turnover.

Our pay rates are affected primarily by the supply of and demand for skilled U.S.-based consultants. During periods when demand for consultants exceeds the supply, pay rates may increase.

Some of our costs, such as office rents, are fixed in the short term, which limits our ability to reduce costs in periods of declining revenues. Our current and future cost-management initiatives may not be sufficient to maintain our margins as our revenue varies.

We may be unable to attract and retain qualified billable consultants, which could have an adverse effect on our business, financial condition and results of operations.

Our operations depend on our ability to attract and retain the services of qualified billable consultants who possess the technical skills and experience necessary to meet our clients’ specific needs. We are required to continually evaluate, upgrade and supplement our staff in each of our markets to keep pace with changing client needs and technologies and to fill new positions. The IT staffing industry in particular has high turnover rates and is affected by the supply of and demand for IT professionals. This has resulted in intense competition for IT professionals, and we expect such competition to continue. Our customers may also hire our consultants, and direct hiring by customers adversely affects our turnover rate as well. In addition, our consultants’ loyalty to us may have been harmed by our decreasing pay rates in order to preserve our profit margin in the previous market downturn, which may adversely affect our competitive position. Certain of our IT operations recruit consultants who require H-1B visas, and U.S. immigration policy currently restricts the number of new H-1B petitions that may be granted in each fiscal year. Our failure to attract and retain the services of consultants, or an increase in the turnover rate among our consultants, could have a material adverse effect on our business, operating results or financial condition. If a supply of qualified consultants, particularly IT professionals, is not available to us in sufficient numbers or on economic terms that are, or will continue to be, acceptable to us, our business, operating results or financial condition could be materially adversely affected.

We depend on key personnel, and the loss of the services of one or more of our senior management or a significant portion of our local management personnel could weaken our management team and our ability to deliver quality services and could adversely affect our business.

Our operations historically have been, and continue to be, dependent on the efforts of our executive officers and senior management. In addition, we are dependent on the performance and productivity of our respective regional operations executives, local managing directors and field personnel. The loss of one or more of our senior management or a significant portion of our management team could have an adverse effect on our operations, including our ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions. Our ability to attract and retain business is significantly affected by local relationships and the quality of services rendered by branch managerial personnel. If we are unable to attract and retain key employees to perform these services, our business, financial condition and results of operations could be materially adversely affected.

Our dependence on large customers and the risks we assume under our contracts with them could have a material adverse effect on our revenues and results of operations.

We depend on several large customers for a significant portion of our revenues. Generally, we do not provide services to our customers under long-term contracts. If one or more of our large customers terminated an existing contract or substantially reduced the services they purchase from us, our revenues and results of operations would be adversely affected. In addition, large customers, including those with preferred supplier arrangements, increasingly have been seeking pricing discounts in exchange for higher volumes of business. Furthermore, we may be required to accept less favorable terms regarding risk allocation, including assuming obligations to indemnify our clients for damages sustained in connection with the provision of our services. These factors may potentially adversely affect our revenues and results of operations.

Our failure to achieve our strategic goal of shifting more of our business into the IT solutions area could adversely impact our growth rate and profitability.

As market factors continue to pressure our revenue growth and margins in the IT staffing area, we have developed a strategy of shifting more of our business mix into the higher growth and higher margin solutions areas to complement our core business. We have committed resources and management attention to our managed solutions group, which currently offers vendor management services, applications development and other consulting services with emphasis on business intelligence, SAS, ERP, infrastructure data solutions and globalization and localization services. There can be no assurance that we will succeed in our strategy of shifting more of our business mix into these areas, or into other areas within the solutions sector of the IT services industries. Our failure to achieve this strategic objective could adversely impact our growth rate and profitability.

Factors beyond our control may affect our ability to successfully execute our acquisition strategy, which may have an adverse impact on our growth strategy.

Our business strategy includes increasing our market share and presence in the IT staffing and project solutions services through strategic acquisitions of companies that complement or enhance our business. We expect to face competition for acquisition opportunities, and some of our competitors may have greater financial resources or access to financing on more favorable terms than us. This competition may limit our acquisition opportunities and our ability to grow through acquisitions or could raise the prices of acquisitions and make them less accretive or possibly non-accretive to us.

We regularly evaluate opportunities for acquisitions that may complement or enhance our business. These acquisitions, if completed, may involve numerous risks, including:

•	potential loss of key employees or clients of acquired companies;

•	difficulties integrating acquired personnel and distinct cultures into a single business;

•	diversion of management attention from existing operations; and

•	assumption of liabilities and exposure to unforeseen liabilities of acquired companies.

These acquisitions may also involve significant cash expenditures, debt incurrence and integration expenses. Any acquisition may ultimately have a negative impact on our business, financial condition and results of operations.

We may suffer losses due to the conduct of our employees or our clients’ employees during staffing assignments.

We employ and place people generally in the workplaces of other businesses. Attendant risks of this activity include possible claims of discrimination and harassment, employment of illegal aliens, violations of wage and hour requirements, errors and omissions of temporary employees, particularly of professionals, misuse of client proprietary information, misappropriation of funds, other criminal activity or torts and other similar claims. In some instances we have agreed to indemnify our clients against some or all of the foregoing matters. We will be responsible for these indemnification obligations, to the extent they remain in effect, and may in the future agree to provide similar indemnities to some of our prospective clients. In certain circumstances, we may be held responsible for the actions at a workplace of persons not under our direct control. Although historically we have not suffered any material losses in this area, there can be no assurance that we will not experience such problems in the future or that our insurance, if any, will be sufficient in amount or scope to cover any such liability. The failure of any of our employees or personnel to observe our policies and guidelines, relevant client policies and guidelines, or applicable federal, state or local laws, rules and regulations, and other circumstances that cannot be predicted, could have a material adverse effect on our business, operating results and financial condition.

Additional government regulation and rising health care and unemployment insurance costs and taxes could have a material adverse effect on our business, operating results and financial condition.

We are required to pay a number of federal, state and local payroll and related costs, including unemployment taxes and insurance, workers’ compensation, FICA and Medicare, among others, for our employees. We also provide various benefits to our employees, including health insurance. Significant increases in the effective rates of any payroll-related costs would likely have a material adverse effect on our results of operations unless we can pass them along to our customers. Our costs could also increase if health care reforms expand the scope of mandated benefits or employee coverage or if regulators impose additional requirements and restrictions related to the placement of personnel.

We generally seek to increase fees charged to our clients to cover increases in health care, unemployment and other direct costs of services, but our ability to pass these costs to our clients over the last several years has diminished. There can be no assurance that we will be able to increase the fees charged to our clients in a timely manner and in a sufficient amount if these expenses continue to rise. There is also no assurance that we will be able to adapt to future regulatory changes made by the Internal Revenue Service, the Department of Labor or other state and federal regulatory agencies. Our inability to increase our fees or adapt to future regulatory changes could have a material adverse effect on our business, operating results and financial condition.

We are subject to the requirements of Section 404 of the Sarbanes-Oxley Act. If the costs related to Section 404 compliance are significant, our profitability, stock price and results of operations and financial condition could be materially adversely affected.

Commencing with our fiscal year ended January 1, 2006, we became subject to Section 404 of the Sarbanes-Oxley Act of 2002, which requires that we document and test our internal controls and certify that we are responsible for maintaining an adequate system of internal control procedures. This section also requires that our independent registered public accounting firm opine on those internal controls and management’s assessment of those controls. During the course of our evaluation and integration of the internal controls of our business, we identified areas requiring improvement, and we have designed enhanced processes and controls to address issues identified through this review.

The out-of-pocket costs, the diversion of management’s attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act have been significant. If the future time and costs associated with such compliance exceed our current expectations, our results of operations could be adversely affected. If we fail to fully comply with the requirements of Section 404 or if our auditors report a material weakness in connection with the presentation of our financial statements, the accuracy and timeliness of the filing of our periodic reports may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal controls over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

Due to inherent limitations, there can be no assurance that our system of disclosure and internal controls and procedures will be successful in preventing all errors and fraud, or in making all material information known in a timely manner to management.

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls and internal controls will prevent all error and fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within COMSYS have been detected. These inherent limitations include the realities that judgments in decision making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control.

The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and not be detected that could have a material adverse effect on our business, results of operations and financial condition.

Our strategic decision not to pursue a broadbased offshore strategy may adversely impact our revenue growth and profitability.

In the past few years, more companies are using, or are considering using, low cost “offshore” outsourcing centers, particularly in India, to perform technology related work and projects. This trend has contributed to the decline in domestic IT staff augmentation revenue as well as on-site solutions oriented projects. We have strategic alliances with Indian suppliers to provide our clients with a low cost offshore alternative, but have not to date pursued a broadbased offshore strategy. Our strategic decision not to pursue such a broadbased offshore strategy may adversely impact our revenue growth and profitability.

We have substantial intangible assets, have incurred significant impairment charges in the past and may incur further charges if there are significant adverse changes to our operating results or outlook.

Our intangible assets consist principally of goodwill and customer base intangibles resulting from acquisitions of businesses from unrelated third parties for cash and other consideration. We have accounted for these acquisitions using the purchase method of accounting, with the assets and liabilities of the businesses acquired recorded at their estimated fair values as of the dates of the acquisitions. Goodwill in an amount equal to the excess of cost over fair value of the net assets acquired has been recorded at historical cost. Our other intangible assets consist mainly of customer lists.

We have adopted Statement of Financial Standards No. 142, which prohibits the amortization of goodwill for indefinite-lived intangible assets and requires that goodwill and other indefinite-lived intangible assets be tested annually for impairment. We perform these tests on an annual basis, and any significant adverse changes in our expected future operating results or outlook would likely result in impairment of the affected intangible assets that could have a material adverse impact on our results of operations and financial condition.

Adverse results in tax audits could require significant cash expenditures or expose us to unforeseen liabilities.

We are subject to periodic federal, state and local income tax audits for various tax years. Although we attempt to comply with all taxing authority regulations, adverse findings or assessments made by the taxing authorities as the result of an audit could have a material adverse affect on our business, financial condition, cash flows and results of operations.

We may be subject to lawsuits and claims, which could have a material adverse effect on our financial condition and results of operations.

A number of lawsuits and claims are pending against us, and additional claims and lawsuits may arise in the future. Litigation is inherently uncertain. If an unfavorable ruling or outcome were to occur, such event could have a material adverse effect on our financial condition, cash flows and results of operations.

Concentration of services in metropolitan areas may adversely affect our revenues in the event of extraordinary events.

A significant portion of our revenues is derived from services provided in major metropolitan areas. A terrorist attack, such as that of September 11, 2001, or other extraordinary events in any of these markets could have a material adverse effect on our revenues and results of operations.

We depend on the proper functioning of our information systems.

We are dependent on the proper functioning of information systems in operating our business. Critical information systems are used in every aspect of our daily operations, most significantly in the identification and matching of staffing resources to client assignments and in the customer billing and consultant payment functions. Our systems are vulnerable to natural disasters, fire, terrorist acts, power loss, telecommunications failures, physical or software break-ins, computer viruses and other similar events. If our critical information systems fail or are otherwise unavailable, we would have to accomplish these functions manually, which could temporarily impact our ability to identify business opportunities quickly, maintain billing and client records reliably and bill for services efficiently. In addition, we depend on third party vendors for certain functions whose future performance and reliability we cannot control.

Management could apply the proceeds of this offering to uses that do not increase our market value or improve our operating results.

We intend to use the net proceeds from the sale of the securities for general corporate purposes, including without limitation repaying or refinancing all or a portion of our existing short-term or long-term debt, making acquisitions of assets, businesses or securities, share repurchases, capital expenditures and for working capital. We have not reserved or allocated the net proceeds for any specific purpose and our management will have considerable discretion in applying the net proceeds. We may use the remaining net proceeds for purposes that do not result in any increase in our market value or improve our results of operations or that impair our ability to meet our commitments to any holders of our preferred stock or debt securities that may be outstanding.

Risks Related to Our Indebtedness

We have substantial debt obligations that could restrict our operations and adversely affect our business and financial condition.

We have substantial indebtedness. As of September 15, 2006, our total funded debt was approximately $135.4 million, consisting of $95.4 million under a senior secured revolving credit facility, a $10.0 million senior secured term loan and a $30.0 million second lien term loan.

Our indebtedness could have adverse consequences, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	limiting our ability to borrow additional funds.

Our outstanding debt bears interest at a variable rate, subjecting us to interest rate risk. Even though we have protected a portion of our interest rate risk with an interest rate swap and cap, in the event economic conditions result in higher interest rates, our debt service requirements on our outstanding debt will also increase. The interest rate swap and cap agreements provide some protection against rising interest rates; however, they do not qualify as hedges under U.S. generally accepted accounting principles and we are required to adjust their value to fair value at the end of each reporting period. This fair value adjustment results in a direct impact to our reported earnings. If there are large swings in the fair value of these instruments, we may record gains or losses that materially impact our reported results of operations. We also use a substantial portion of our operating cash flow to pay interest on our debt instead of other corporate purposes. If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. Our cash flow and capital resources may not be sufficient for payment of interest and principal on our debt in the future, and any such alternative measures may not be successful or may not permit us to meet scheduled debt service obligations. Any failure to meet our debt obligations could harm our business and financial condition.

Restrictive financing covenants limit the discretion of our management and may inhibit our operating flexibility.

Our credit facilities contain a number of covenants that, among other things, restrict our ability to:

•	incur additional indebtedness;

•	repurchase shares;

•	declare or pay dividends and other distributions;

•	incur liens;

•	make capital expenditures;

•	make certain investments or acquisitions;

•	repay debt; and

•	dispose of property.

In addition, under our credit facilities, we are required to satisfy a minimum fixed charge coverage ratio and a maximum total leverage ratio. A breach of any covenants governing our debt would permit the acceleration of the related debt and potentially other indebtedness under cross-default provisions, which could harm our business and financial condition. These restrictions may place us at a disadvantage compared to our competitors that are not required to operate under such restrictions or that are subject to less stringent restrictive covenants.

We will require a significant amount of cash to service our indebtedness and satisfy our other liquidity needs. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our indebtedness and to fund our working capital requirements and other liquidity needs will depend on our ability to generate cash in the future. To a certain extent, this ability is subject to economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured revolving credit facility or otherwise in an amount sufficient to enable us to successfully execute our business strategy, pay our indebtedness and fund our other liquidity needs.

If we are not able to repay our debt obligations on or prior to their maturity, we may need to refinance all or a portion of our indebtedness. Our senior secured revolving credit facility and term loan credit facility will mature in four years and, thus, we may be required to refinance any outstanding amounts under our credit facilities. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we are unable to generate sufficient cash flow to pay our indebtedness or to refinance our debt obligations on commercially reasonable terms, our business, financial condition and results of operations could be adversely affected.

If we default on our obligations to pay our indebtedness, or we fail to comply with the covenants and restrictions contained in the agreements governing our indebtedness, our financial condition may be adversely affected by the consequences of any such default.

If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to make required payments on our senior secured revolving credit facility, term loan credit facility or any future debt which we may incur, or if we fail to comply with the various covenants and restrictions contained in the agreements governing our indebtedness (including the ratios required under our credit facilities), we could be in default under the terms of such agreements governing our indebtedness.

In the event of a default under any of our debt agreements that is not cured or waived, the holders of such indebtedness could elect to declare all amounts outstanding thereunder to be immediately due and payable. In addition, upon an event of default under our credit facilities that is not cured or waived, we would no longer be able to borrow funds under our credit facilities, which would make it difficult to operate our business. Moreover, because the agreements governing our credit facilities contain, and any future debt agreements into which we may enter may contain, customary cross-default provisions, an event of default under our credit facilities or any future debt agreements into which we may enter, if not cured or waived, could also permit some or all of our lenders to declare all outstanding amounts to be immediately due and payable.

If the amounts outstanding under any of our debt agreements are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to our lenders or to our other debt holders. If we are unable to repay or refinance such accelerated amounts, lenders having secured obligations, such as the lenders under our senior secured revolving credit facility, could proceed against the collateral securing the debt, and we could be forced into bankruptcy or liquidation.

Risks Related to Investment in Our Common Stock

Shares of our common stock have been thinly traded in the past and we cannot predict the prices at which our common stock will trade in the future.

As of August 31, 2006, there were 19,098,812 shares of our common stock issued and outstanding. Although our common stock is listed on The NASDAQ Global Market and a trading market exists, the trading volume has not been significant and there can be no assurance that an active trading market for our common stock will develop or be sustained in the future. Our average daily trading volume during the first six months of 2006 was approximately 70,345 shares. As a result of the thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in our stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger. The prices at which our common stock will trade in the future could fluctuate significantly.

Future sales of shares may adversely affect the market price of our shares.

Future sales of our shares, or the availability of shares for future sale, may have an adverse effect on the market price of our shares. Sales of substantial amounts of our shares in the public market, or the perception that such sales could occur, could adversely affect the market price of our shares and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

The market price and marketability of our shares may from time to time be significantly affected by numerous factors beyond our control, which may adversely affect our ability to raise capital through future equity financings.

The market price of our shares may fluctuate significantly. In addition to lack of liquidity, many factors that are beyond our control may affect the market price and marketability of our shares and may adversely affect our ability to raise capital through equity financings. These factors include the following:

•	general price and volume fluctuations in the stock markets;

•	changes in our earnings or variations in operating results;

•	any shortfall in revenue or net income or any increase in losses from levels expected by securities analysts;

•	changes in regulatory policies or tax laws;

•	operating performance of companies comparable to us;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Ownership of our common stock is concentrated among a small number of major stockholders that have the ability to exercise significant control over us, and whose interests may differ from the interests of other stockholders.

As of August 31, 2006, Wachovia Investors, Inc. beneficially owned 38.3% of our outstanding common stock, Amalgamated Gadget, L.P. beneficially owned 10.7% of our outstanding common stock and Inland Partners, L.P. and Links Partners, L.P. collectively beneficially owned 8.2% of our outstanding common stock. In addition, pursuant to the terms of a voting agreement entered into in connection with the merger, our principal stockholder, Wachovia Investors, Inc. has the right through September 30, 2007 to recommend to the nominating committee of our board four to six nominees to be elected to our board of directors, depending on the size of the board, and each stockholder party to the voting agreement has agreed to vote its shares of our common stock in favor of such nominees. The voting agreement may have the effect of delaying or preventing a change in our management. As a practical matter, Wachovia Investors acting alone or these stockholders collectively will be able to exert significant influence over, or determine, the direction taken by us and the outcome of future matters submitted to our stockholders, including the terms of any proposal to acquire us, subject to some limited protections afforded to minority stockholders under our charter. These protections include special approval requirements through September 30, 2007 for fundamental corporate transactions, some related-party transactions and amendments to our charter and to certain provisions of our bylaws.

Concentrated ownership of large blocks of our common stock may affect the value of shares held by others and our ability to access public equity markets.

Our current degree of share ownership concentration may reduce the market value of common stock held by other investors for several reasons, including the perception of a “market overhang,” which is the existence of a large block of shares readily available for sale that could lead the market to discount the value of shares held by other investors.

We may need to access the public equity markets to secure additional capital to repay debt, pursue our acquisition strategy or meet other financial needs. Our registration obligations to our significant stockholders could limit our ability or make it more difficult for us to raise funds through common stock offerings upon desirable terms or when required. Our failure to raise additional capital when required could:

•	restrict growth, both internally and through acquisitions;

•	inhibit our ability to invest in technology and other products and services that we may need; and

•	adversely affect our ability to compete in our markets.

We do not intend to pay cash dividends on our common stock in the foreseeable future, and therefore only appreciation of the price of our common stock will provide a return to our stockholders.

We have not historically paid cash dividends on our common stock, and we currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. In addition, the terms of our credit facilities prohibit us from paying dividends and making other distributions. As a result, only appreciation of the price of our common stock, which may not occur, will provide a return to our stockholders.

Our certificate of incorporation contains certain provisions that could discourage an acquisition or change in control of COMSYS.

Our certificate of incorporation authorizes the issuance of preferred stock without stockholder approval. Our board of directors has the power to determine the price and terms of any preferred stock. The ability of our board of directors to issue one or more series of preferred stock without stockholder approval could deter or delay unsolicited changes of control by discouraging open market purchases of new common stock or a non-negotiated tender or exchange offer for our common stock. Discouraging open market purchases may be disadvantageous to our stockholders who may otherwise desire to participate in a transaction in which they would receive a premium for their shares.

Some provisions of our certificate of incorporation and bylaws may also discourage a change of control by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions include:

•	special approvals for certain related-party transactions until September 30, 2007;

•	special approvals for certain fundamental corporate transactions or to amend our charter or certain provisions of our bylaws until September 30, 2007; and

•	requiring stockholder action to be at a stockholders meeting and not by written consent of the stockholders.

In addition, we have entered into a voting agreement giving Wachovia Investors, Inc. the right to designate nominees for election to our board of directors, which may have the effect of preventing, or making more difficult, changes in control of our company.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes, including without limitation repaying or refinancing all or a portion of our existing short-term and long-term debt, making acquisitions of assets, businesses or securities, share repurchases, capital expenditures and for working capital. When a particular series of securities is offered, the prospectus supplement relating to such securities will set forth our intended use of the net proceeds we receive from the sale of such securities. Pending the application of the net proceeds, we intend to invest our net proceeds in short-term, investment-grade securities, interest-bearing securities or guaranteed obligations of the United States or its agencies.

With respect to any sales by the selling stockholders, the selling stockholders will receive all of the proceeds from the sale of common stock pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from sales by the selling stockholders of such common stock.

RATIO OF EARNINGS (DEFICIT) TO FIXED CHARGES AND EARNINGS (DEFICIT) TO FIXED
CHARGES PLUS PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings (deficit) to fixed charges and our ratios of earnings (deficit) to fixed charges plus preferred stock dividends for the periods indicated. We have calculated the ratio of earnings to fixed charges by dividing the sum of income (loss) from continuing operations plus fixed charges by fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and one-third of rental expense. We believe that one-third of rental expense is representative of the interest factor of rental payments under our operating leases. We have calculated the ratio of earnings to fixed charges plus preferred stock dividends by dividing the sum of income (loss) from continuing operations plus fixed charges by fixed charges plus preferred dividends, although such dividends were not actually paid.

Six Months
	Ended	Fiscal Year Ended
	July 2, 2006	Jan. 1, 2006	Jan. 2, 2005	Dec. 31, 2003	Dec. 31, 2002	Dec. 31, 2001

Ratio of earnings to fixed charges	1.85X	1.15X	*	*	*	*
Ratio of earnings to fixed charges plus preferred stock dividends	1.85X	1.15X	*	*	*	*

*	Earnings were insufficient to cover fixed charges by $60.6 million in 2004, $36.5 million in 2003, $16.5 million in 2002 and $50.0 million in 2001.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee that is qualified to act under the Trust Indenture Act of 1939. The trustee for each series of debt securities will be identified in the applicable prospectus supplement. Any senior debt securities will be issued under a “senior indenture” and any subordinated debt securities will be issued under a “subordinated indenture.” Together, the senior indenture and the subordinated indenture are called “indentures.”

The following description is a summary of the material provisions of the indentures. It does not describe those agreements in their entirety. The forms of indentures are filed as exhibits to the registration statement of which this prospectus is a part. Any supplemental indentures will be filed by us from time to time by means of an exhibit to a Current Report on Form 8-K and will be available for inspection at the corporate trust office of the trustee, or as described below under “Where You Can Find More Information.” The indentures will be subject to, and governed by, the Trust Indenture Act of 1939. We will execute a supplemental indenture if and when we issue any debt securities. We urge you to read the indentures and any supplemental indenture because they, and not this description, define your rights as a holder of the debt securities.

Unless we state otherwise in the applicable prospectus supplement, the following is a description of the general terms of the debt securities that we may offer. If the terms of any series of debt securities differ from the terms described below, those terms will be described in the prospectus supplement relating to that series of debt securities.

General

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt. The debt securities may be secured or unsecured obligations.

A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the currency or currency unit in which the debt securities will be payable;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear (or, if they are floating rate securities, the basis for the interest rate) and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any restriction on the declaration of dividends or restrictions requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

•	the names and duties of any co-trustees, calculation agents, paying agents or registrars for the debt securities; and

•	any other terms of the debt securities.

None of the indentures will limit the amount of debt securities that may be issued by us. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered, bearer, coupon or global form.

Denominations

Unless the prospectus supplement for each issuance of debt securities states otherwise, the securities will be issued in denominations of $1,000 each or multiples thereof.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, whether existing at the date of the subordinated indenture or subsequently incurred. The subordinated indenture will provide that no payment of principal, interest or any premium on the subordinated debt securities may be made in the event:

•	of any insolvency, bankruptcy or similar proceeding involving us or our property, or

•	we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

The subordinated indenture will not limit the amount of senior debt that we may incur.

Unless we state otherwise in a prospectus supplement, “Senior Debt” will be defined in the subordinated indenture to include all notes or other unsecured evidences of indebtedness, including guarantees given by us, for money borrowed by us, including principal of and any interest or premium on such amounts, whether incurred on, before or after the date of the subordinated indenture, that is not expressed to be subordinate or junior in right of payment to any of our other indebtedness.

Consolidation, Merger or Sale

Each indenture generally will permit a consolidation or merger between us and another corporation. They also will permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation will assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will consolidate or merge with or into any other corporation or sell all or substantially all of our assets only according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation. If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities.

Modification of Indentures

Under each indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against any holder without its consent.

Events of Default

“Event of Default” when used in an indenture could mean any of the following:

•	failure to pay the principal of or any premium on prescribed debt securities when due;

•	failure to deposit any sinking fund payment when due;

•	failure to pay interest when due on prescribed debt securities for 30 days;

•	failure to perform any other covenant in the indenture that continues for 90 days after being given written notice;

•	certain events in bankruptcy, insolvency or reorganization of COMSYS; or

•	any other event of default included in any indenture or supplemental indenture.

An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default, except a default in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Covenants

Under the indentures, we will:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

If there are any restrictive covenants applicable to a series of debt securities, we will describe them in the prospectus supplement for that series.

Payment and Transfer

We will pay principal, interest and any premium on fully registered debt securities at designated places. We will make payment by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. If we make debt securities payments in other forms, we will pay those payments at a place designated by us and specified in a prospectus supplement.

You may transfer or exchange fully registered debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

We may issue one or more series of debt securities as permanent global debt securities deposited with a depository. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which the Depositary Trust Company, which we refer to as DTC, acts as depository.

Each global debt security will be deposited with, or on behalf of, DTC, as depository, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, a person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depository for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and integral multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	is a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

•	DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Discharging our Obligations

We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under U.S. Federal income tax law as of the date of this prospectus, such a discharge should be treated as an exchange of the related debt securities. Each holder generally will be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisers as to the consequences of such a discharge, including the applicability and effect of tax laws other than the U.S. Federal income tax laws.

Meetings

Each indenture will contain provisions describing how meetings of the holders of debt securities of a series may be convened. A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of a series. A notice of the meeting must always be given in the manner described under “— Notices” below. Generally speaking, except for any consent that must be given by all holders of a series as described under “— Modification of Indentures” above, any resolution presented at a meeting of the holders of a series of debt securities may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, unless the indenture allows the action to be voted upon to be taken with the approval of the holders of a different specific percentage of principal amount of outstanding debt securities of a series. In that case, the holders of outstanding debt securities of at least the specified percentage must vote in favor of the action. Any resolution passed or decision taken at any meeting of holders of debt securities of any series in accordance with the applicable indenture will be binding on all holders of debt securities of that series, unless, as discussed under “— Modification of Indentures” above, the action is only effective against holders that have approved it. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding debt securities of a series.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act applies.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee

Resignation or Removal of Trustee

If the trustee serves as trustee under both the senior indenture and the subordinated indenture, the provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest will require the trustee to resign as trustee under either the subordinated indenture or the senior indenture upon the occurrence of any uncured event of default with respect to any series of senior debt securities. Also, any uncured event of default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series also may remove the trustee with respect to the debt securities of that series.

Limitations on Trustee if it is One of our Creditors

Each indenture will contain certain limitations on the right of the trustee thereunder, in the event that it becomes one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Annual Trustee Report to Holders of Debt Securities

The trustee will be required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee

Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee will be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to that action have been complied with by us.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and our amended and restated by-laws, as subsequently amended, all of which have been publicly filed with the SEC. See “Where You Can Find More Information.” This summary is not intended to give full effect to provisions of statutory or common law. We urge you to review the following documents because they, and not this summary, define your right as a holder of shares of common stock or preferred stock:

•	the Delaware General Corporation Law, as it may be amended from time to time;

•	our amended and restated certificate of incorporation, as amended or restated from time to time; and

•	our amended and restated by-laws, as amended or restated from time to time.

General

We are authorized to issue 95,000,000 shares of common stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of August 31, 2006, there were 19,098,812 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Each holder of our common stock is entitled to one vote per share on all matters to be voted on by the stockholders, including the election of directors. Holders of our common stock do not have cumulative voting rights, and therefore holders of a majority of the shares voting for the election of directors can elect all of our directors. In this event, the holders of the remaining shares will not be able to elect any directors. As discussed in more detail below, our board of directors is classified into two groups, Group A directors and Group B directors.

Subject to the rights of the holders of our preferred stock, if any, holders of our common stock are entitled to receive such dividends as our board of directors may declare from time to time out of funds legally available for the payment of dividends. We have never paid a cash dividend on our common stock. We presently intend to retain earnings to finance the growth and development of our business and therefore do not expect to pay cash dividends on our common stock in the foreseeable future. In addition, our credit facilities prohibit us from paying cash dividends. In the event of the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and of the liquidation preference and accumulated dividends on any outstanding preferred stock.

Holders of our common stock have no preemptive, conversion or redemption rights and are not subject to further calls or assessments. All of the outstanding shares of our common stock are validly issued and have been fully paid for.

Our common stock is currently listed on The NASDAQ Global Market under the symbol “CITP.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

Our board of directors is authorized, without stockholder action, to issue from time to time, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to that of the common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. Our ability to issue preferred stock, although providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding voting stock.

The particular terms of any series of preferred stock being offered by us under this prospectus will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the designation of the series;

•	the number of shares of the series of preferred stock being offered;

•	the purchase price of the preferred stock;

•	any voting rights;

•	any preference and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series;

•	the dividend rate or method for determining the dividend rate, if any; and

•	the dates on which dividends will be paid.

The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. We have no shares of preferred stock currently outstanding. Any shares of preferred stock that we may issue in the future will be fully paid and non-assessable.

Warrants

As part of our 2003 financial restructuring, we issued common stock purchase warrants to the senior lenders under our previous credit facility entitling them to purchase a total of 768,997 shares of common stock, which was equivalent to 10% of our then outstanding common stock on a fully-diluted basis. These warrants are exercisable in whole or part until April 14, 2013, and their exercise price is currently $7.8025 per share. If we declare a stock dividend or stock split, the total number of shares that may be issued upon exercise of the warrants will be proportionately increased and the exercise price will be proportionately decreased, and if we declare a reverse stock split, the total number of shares that may be issued upon exercise of the warrants will be proportionately decreased and the exercise price will be proportionately increased. If we issue additional shares of common stock, securities convertible into common stock, warrants, options or other rights to acquire common stock for less than fair market value, the total number of shares that may be issued upon exercise of the warrants will be proportionately increased and the exercise price will be proportionately decreased. The holders of the warrants may, by written notice, elect to receive any dividends or other distributions paid to our common stockholders to which such warrant holders would have been entitled had they exercised their warrants immediately prior to such dividend or distribution. The merger had no effect on the terms of these warrants. As of August 31, 2006, warrants to purchase 325,554 shares of our common stock were issued and outstanding.

Anti-takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation and Bylaws and Delaware Law

Amended and Restated Certificate of Incorporation and Bylaws

The terms of our amended and restated certificate of incorporation and bylaws, as well as the voting agreements executed in connection with the merger by us and certain of our stockholders, provide some stockholders and certain groups of our directors the right to designate the nominees for election to our board of directors during the first three years after the merger. Our amended and restated certificate of incorporation provides that the board of directors immediately after the merger will be classified into two groups, Group A directors and Group B directors. As a result, our amended and restated certificate of incorporation grants Group B designees control of our board of directors initially for a period of three years following the merger on September 30, 2004, which deprives our stockholders of the ability to set the size of our board of directors during that period of time. Elimination of the ability of our stockholders to set the size of our board of directors may have an anti-takeover effect because only the board of directors under our amended and restated certificate of incorporation has the ability to change the size of the board.

Under our amended and restated certificate of incorporation, the following transactions during the first three years after the merger will require either (1) the approval of at least 75% of our board of directors and the approval of holders of a majority of our outstanding shares or (2) the approval of a majority of our board of directors and the approval of holders of at least 66 2/3% of our outstanding shares:

•	a merger or consolidation involving us that requires stockholder approval under applicable law;

•	a sale, lease or exchange of all or substantially all of our property and assets;

•	our liquidation or dissolution;

•	any amendment to our certificate of incorporation (other than some amendments that relate solely to the terms of our preferred stock); and

•	any amendment of section 3.2 of our amended and restated bylaws, which governs the nominating process for our directors.

As a result of these provisions, special approvals will be required during the first three years after the merger, or until September 30, 2007, for us to complete certain major corporate transactions or to amend our certificate of incorporation or the director nominating provisions in our bylaws. While special approval requirements for the above-referenced transactions may enhance the protection of our minority stockholders, they may also have the effect of deterring or delaying a change in control of our company during the first three years after the merger.

Under our amended and restated certificate of incorporation, any related party transaction during the first three years after the merger that would be required to be disclosed under Rule 404(a) of Regulation S-K under the Securities Act between us and a holder of 30% or more of our voting stock would require the approval of at least 75% of our board of directors. As a result, certain related-party transactions will require special approval during the first three years after the merger. While special approval requirements for related party transactions may enhance the protection of our minority stockholders, they also may have the effect of deterring or delaying a change in control of our company during the first three years after the merger.

In addition, as discussed above under the heading “Preferred Stock,” our ability to issue preferred stock, although providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding voting stock.

Section 203 of Delaware Law

Pursuant to our amended and restated certificate of incorporation, we have elected not to be governed by Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to limited exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of our voting stock.

SELLING STOCKHOLDERS

The selling stockholders may sell up to an aggregate of 2,160,493 shares of our common stock from time to time under this prospectus and any applicable prospectus supplement in one or more offerings. All shares of common stock, and all other securities convertible into or exchangeable for common stock, that may be offered and sold by the selling stockholders under this prospectus and any applicable prospectus supplement were acquired, and all of such securities were issued and outstanding, prior to the filing of the registration statement of which this prospectus is a part. More specifically, all such securities were issued either (a) in the September 30, 2004 merger of Old COMSYS into one of our subsidiaries or (b) in our restructuring that was completed in April 2003. None of our officers will be selling shares of common stock in this offering.

In one or more prospectus supplements covering the resale of our common stock by the selling stockholders, we will identify each selling stockholder, the nature of any position, office or other material relationship that the selling stockholder has had with us within the past three years, the amount of our common stock beneficially owned by the selling stockholder prior to the offering, the amount being offered for the account of the selling stockholder and the amount and, if one percent or more, the percentage of the class to be beneficially owned by the selling stockholder after the completion of the offering. All shares of common stock that may be offered by the selling stockholders under this prospectus and any applicable prospectus supplement have been registered by us under the “shelf” registration statement on Form S-3, as amended (File No. 333-120163), which was declared effective by the SEC on July 20, 2005. Pursuant to our registration rights agreements with the selling stockholders, we are also required to include such shares in the registration statement of which this prospectus is a part. For more information regarding the registration rights agreements, see “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the securities offered by this prospectus and applicable prospectus supplements:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that event, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

The applicable prospectus supplement relating to the securities will set forth:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us, if any, from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	the public offering price, if any;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•	in the case of debt securities, the interest rate, maturity and redemption provisions;

•	in the case of convertible debt securities, the conversion rate and other terms, conditions and features; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of The NASDAQ Global Market or any other exchange on which our common stock may be listed or quoted at the time of the sale:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders and any underwriters, dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters, dealers or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters, dealers or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on The NASDAQ Global Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to COMSYS and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read and copy any of our SEC filings at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov. The registration statement covering the securities offered by this prospectus, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information we provide in documents filed with the SEC, which means that we can disclose important information by referring to those documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus and any prospectus supplement is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended January 1, 2006, filed on March 17, 2006, as amended by a Form 10-K/A filed on May 1, 2006.

•	Quarterly Reports on Form 10-Q for the quarters ended April 2, 2006 and July 2, 2006, filed on May 12, 2006 and August 7, 2006, respectively.

•	Current Reports on Form 8-K filed on January 4, 2006, January 9, 2006, February 3, 2006, February 15, 2006, February 23, 2006, April 11, 2006, May 11, 2006, May 18, 2006, August 2, 2006, August 3, 2006 and September 15, 2006.

•	Description of common stock contained in the Registration Statement on Form 8-A/A, filed on November 2, 2004.

•	The following audited financial statements of Venturi Partners, Inc., incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on September 7, 2004:

•	Report of Independent Registered Public Accounting Firm;

•	Consolidated Balance Sheet as of December 28, 2003;

•	Consolidated Statement of Operations for the Year Ended December 28, 2003;

•	Consolidated Statement of Shareholders’ Equity (Deficit) for the Year Ended December 28, 2003;

•	Consolidated Statement of Cash Flows for the Year Ended December 28, 2003; and

•	Notes to Consolidated Financial Statements.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus, unless otherwise indicated on such Form 8-K.

You may request copies of any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling Ken R. Bramlett, Jr., General Counsel, COMSYS IT Partners, Inc., 4400 Post Oak Parkway, Suite 1800, Houston, Texas 77027, telephone (704) 321-5414.

LEGAL MATTERS

The validity of the securities offered by COMSYS and by the selling stockholders will be passed upon by Akin Gump Strauss Hauer & Feld LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 1, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of January 1, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The financial statements of Venturi Partners, Inc. as of December 28, 2003 and for the fiscal year ended December 28, 2003 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table provides the various expenses payable by COMSYS in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$8,025
Printing and engraving expenses	*
Transfer agent fees	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

*	To be provided by amendment.

Item 15.	Indemnification of Directors and Officers.

Delaware Law

Section 145 of the Delaware General Corporation Law, also referred to herein as the DGCL, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by the DGCL:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Indemnification Agreements

We are a party to indemnification agreements with our executive officers and directors. Pursuant to such indemnification agreements, we are obligated to indemnify each such individual to the fullest extent permitted by our certificate of incorporation, our bylaws and applicable law, as the same exists or may hereafter be amended or replaced (but only to the extent that such change authorizes broader indemnification rights than were permitted prior thereto). We will indemnify each such indemnitee against any and all expenses or losses in the event any such indemnitee was, is or becomes party to, or was or is threatened to be made party to, or was or is otherwise involved in, any proceeding, whether civil, criminal, administrative or investigative, by virtue of his or her status as director, officer, employee, partner, member, manager, trustee, fiduciary or agent of our corporation or another entity, trust or enterprise (when holding such corporate status at our request). We also agreed to indemnify such indemnitee against any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under the indemnification agreement. Notwithstanding the foregoing, no indemnification obligations arise (i) in the event a proceeding was initiated or brought voluntarily by such indemnitee against us or our directors, officers, employees or other indemnitees and the board of directors has not authorized or consented to the initiation of such proceeding, or (ii) for an accounting of profits made from the purchase and sale by such indemnitee of our securities within the meaning of Section 16(b) of the Exchange Act or any similar successor statute.

We also agreed to indemnify any indemnitee who, by reason of his or her corporate status described in the immediately preceding paragraph, is a witness in any proceeding to which such person is not a party, against all expenses actually and reasonably paid or incurred by such indemnitee in connection therewith. We are also obligated to advance any expenses (except the amount of any settlement) actually and reasonably paid or incurred by the indemnitee in connection with any proceeding (except those proceedings initiated by such indemnitee which are not authorized by the board of directors) to the fullest extent permitted by law upon delivery of the requisite undertaking to repay such advances, if it is ultimately adjudicated that such person is not entitled to indemnification.

Merger Agreement

The Agreement and Plan of Merger dated as of July 19, 2004, as amended, referred to as the merger agreement, provides for the continuation, after the merger, of all rights to indemnification by Old COMSYS or any of its subsidiaries in favor of any person or entity who is, has been, or becomes prior to the effective time of the merger an officer, director or employee of Old COMSYS or any of its subsidiaries, any person who acts as a fiduciary under any employee benefit plan of Old COMSYS or its subsidiaries, and any other person whom Old COMSYS has designated in its certificate of incorporation as being entitled to indemnification rights. We will be responsible for paying and performing such indemnification obligations.

The merger agreement provides that for six years after the merger, we will indemnify and defend the indemnified parties referenced above and hold them harmless against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in these capacities that occurred at or prior to the merger. We will also reimburse each such indemnified party for any legal or other expenses they reasonably incur in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as the expenses are incurred.

In addition, for a period of six years following the merger, we will maintain directors’ and officers’ liability insurance for the benefit of our present and former officers and directors with respect to claims arising from actions or omissions occurring before the merger. This insurance must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as the coverage currently provided to these individuals, subject to the limitation that we will not be required to spend an amount in any year that is more than 300% of the aggregate annual premiums we currently pay for this insurance.

Item 16.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description

1	.1*	Form of Common Stock Underwriting Agreement.

1	.2*	Form of Preferred Stock Underwriting Agreement.

1	.3*	Form of Debt Securities Underwriting Agreement.

4.1		Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004.

4.2		Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004.

4.3		First Amendment to the Amended and Restated Bylaws of Registrant, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on May 4, 2005.

4.4		Registration Rights Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto, incorporated by reference to the Registrant’s Form 8-K/A filed with the SEC on November 2, 2004.

4.5		Amendment No. 1 to Registration Rights Agreement dated April 1, 2005 between Registrant, and the stockholders party thereto, incorporated by reference to Exhibit 4.2 to the Form 10-Q filed with the SEC on May 6, 2005.

4.6		Amended and Restated Registration Rights Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto, incorporated by reference to the Registrant’s Form 8-K/A filed with the SEC on November 2, 2004.

4.7		Amendment No. 1 to Amended and Restated Registration Rights Agreement dated April 1, 2005 between Registrant and the stockholders party thereto, incorporated by reference to Exhibit 4.4 to the Form 10-Q filed with the SEC on May 6, 2005.

4.8		Voting Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto, incorporated by reference to Exhibit 2.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004.

4.9		Voting Agreement, dated as of September 30, 2004, between the Registrant and MatlinPatterson Global Opportunities Partners, L.P., incorporated by reference to Exhibit 2.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004.

4	.10#	Common Stock Purchase Warrant dated as of April 14, 2003, issued by the Registrant in favor of BNP Paribas, incorporated by reference to Exhibit 99.16 to the Form 8-K filed with the SEC on April 25, 2003.

4.11		Specimen Certificate for Shares of Common Stock, incorporated by reference to Exhibit 4.6 to the Form 10-K filed with the SEC on April 1, 2005.

4	.12*	Form of Certificate of Designations for Preferred Stock.

4	.13*	Form of Preferred Stock Certificate.

4	.14+	Form of Senior Debt Indenture (including form of Senior Debt Security).

4	.15+	Form of Senior Subordinated Debt Indenture (including form of Subordinated Debt Security).

5	.1+	Opinion of Akin Gump Strauss Hauer & Feld LLP.

12	.1+	Statement Regarding the Computation of Ratio of Earnings (Deficit) to Fixed Charges.

12	.2+	Statement Regarding the Computation of Ratio of Earnings (Deficit) to Fixed Charges Plus Preferred Stock Dividends.

23	.1+	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23	.2+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23	.3+	Consent of Akin Gump Strauss. Hauer & Feld LLP (included as part of Exhibit 5.1).

24	.1+	Power of Attorney (included on signature page).

Exhibit No.		Description

25	.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Senior Debt Securities.

25	.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Subordinated Debt Securities.

*	To be filed as an exhibit to a Current Report on Form 8-K of the Registrant in connection with a specific offering.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.

#	The exhibit designated with a “#” is substantially identical to the Common Stock Purchase Warrant issued by us on the same date to Bank One, N.A., and to Common Stock Purchase Warrants, reflecting a transfer of a portion of such Common Stock Purchase Warrants, issued by us, as of the same date, to each of Inland Partners, L.P., Links Partners L.P. and R2 Investments, LDC. Exhibits previously filed as indicated below are incorporated by reference.

+	Filed herewith.

Item 17.	Undertakings.

Each of the undersigned Registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement);

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each of the undersigned Registrants hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on September 15, 2006.

COMSYS IT PARTNERS, INC.

By:	/s/ Joseph C. Tusa, Jr.
Joseph C. Tusa, Jr.
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Larry L. Enterline, Ken R. Bramlett, Jr. and Jody C. Tusa, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 (a “Rule 462(b) registration statement”) and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement or any Rule 462(b) registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry L. Enterline Larry L. Enterline	Chief Executive Officer and Director (Principal Executive Officer)	September 15, 2006

/s/ Joseph C. Tusa, Jr. Joseph C. Tusa, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 15, 2006

/s/ Frederick W. Eubank II Frederick W. Eubank II	Director	September 15, 2006

/s/ Robert Fotsch Robert Fotsch	Director	September 15, 2006

/s/ Victor E. Mandel Victor E. Mandel	Director	September 15, 2006

Signature	Title	Date

/s/ Courtney R. McCarthy Courtney R. McCarthy	Director	September 15, 2006

/s/ Kevin M. McNamara Kevin M. McNamara	Director	September 15, 2006

/s/ Elias J. Sabo Elias J. Sabo	Director	September 15, 2006

EXHIBIT INDEX

Exhibit No.		Description

1	.1*	Form of Common Stock Underwriting Agreement.

1	.2*	Form of Preferred Stock Underwriting Agreement.

1	.3*	Form of Debt Securities Underwriting Agreement.

4.1		Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004.

4.2		Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004.

4.3		First Amendment to the Amended and Restated Bylaws of Registrant, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on May 4, 2005.

4.4		Registration Rights Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto, incorporated by reference to the Registrant’s Form 8-K/A filed with the SEC on November 2, 2004.

4.5		Amendment No. 1 to Registration Rights Agreement dated April 1, 2005 between Registrant, and the stockholders party thereto, incorporated by reference to Exhibit 4.2 to the Form 10-Q filed with the SEC on May 6, 2005.

4.6		Amended and Restated Registration Rights Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto, incorporated by reference to the Registrant’s Form 8-K/A filed with the SEC on November 2, 2004.

4.7		Amendment No. 1 to Amended and Restated Registration Rights Agreement dated April 1, 2005 between Registrant and the stockholders party thereto, incorporated by reference to Exhibit 4.4 to the Form 10-Q filed with the SEC on May 6, 2005.

4.8		Voting Agreement, dated as of September 30, 2004, by and among the Registrant and the stockholders party thereto, incorporated by reference to Exhibit 2.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004.

4.9		Voting Agreement, dated as of September 30, 2004, between the Registrant and MatlinPatterson Global Opportunities Partners, L.P., incorporated by reference to Exhibit 2.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2004.

4	.10#	Common Stock Purchase Warrant dated as of April 14, 2003, issued by the Registrant in favor of BNP Paribas, incorporated by reference to Exhibit 99.16 to the Form 8-K filed with the SEC on April 25, 2003.

4.11		Specimen Certificate for Shares of Common Stock, incorporated by reference to Exhibit 4.6 to the Form 10-K filed with the SEC on April 1, 2005.

4	.12*	Form of Certificate of Designations for Preferred Stock.

4	.13*	Form of Preferred Stock Certificate.

4	.14+	Form of Senior Debt Indenture (including form of Senior Debt Security).

4	.15+	Form of Senior Subordinated Debt Indenture (including form of Subordinated Debt Security).

5	.1+	Opinion of Akin Gump Strauss Hauer & Feld LLP.

12	.1+	Statement Regarding the Computation of Ratio of Earnings (Deficit) to Fixed Charges.

12	.2+	Statement Regarding the Computation of Ratio of Earnings (Deficit) to Fixed Charges Plus Preferred Stock Dividends.

23	.1+	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23	.2+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23	.3+	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1).

24	.1+	Power of Attorney (included on signature page).

Exhibit No.		Description

25	.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Senior Debt Securities.

25	.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee for the Subordinated Debt Securities.

*	To be filed as an exhibit to a Current Report on Form 8-K of the Registrant in connection with a specific offering.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.

#	The exhibit designated with a “#” is substantially identical to the Common Stock Purchase Warrant issued by us on the same date to Bank One, N.A., and to Common Stock Purchase Warrants, reflecting a transfer of a portion of such Common Stock Purchase Warrants, issued by us, as of the same date, to each of Inland Partners, L.P., Links Partners L.P. and R2 Investments, LDC. Exhibits previously filed as indicated below are incorporated by reference.

+	Filed herewith.